                                                                  EXHIBIT 17(a)

                                  ATTACHMENT II

                          VOTE THIS PROXY CARD TODAY!
      YOUR PROMPT RESPONSE WILL SAVE THE EXPENSE OF ADDITIONAL MAILINGS.

Return the proxy card in the enclosed envelope or mail to:




PLEASE DETACH AT PERFORATION BEFORE MAILING.

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                PRUDENTIAL INTERMEDIATE GLOBAL INCOME FUND, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, revoking previous proxies, hereby appoint(s) Robert F. Gunia, Marguerite E. H. Morrison and Grace C. Torres, or any one or more of them, with full power of substitution, to vote all shares of Prudential Intermediate Global Income Fund, Inc., which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at 751 Broad Street, 24th Floor, Newark, New Jersey 07102, on September 8, 1999 at 9:00 a.m. Eastern time and at any adjournments thereof. All powers may be exercised by a majority of said proxy holders or substitutes voting or acting or, if only one votes and acts, then by that one. This Proxy shall be voted on the proposal described in the Proxy Statement as specified on the reverse side. Receipt of the Notice of the Meeting and the accompanying Proxy Statement is hereby acknowledged.

NOTE: Please sign exactly as your name appears on this Proxy. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian, etc., please so indicate. Corporate and partnership proxies should be signed by an authorized person indicating the person's title.
Date: __________, 1999



Signature(s) (Title(s), if applicable)
PLEASE SIGN, DATE, AND RETURN
PROMPTLY IN ENCLOSED ENVELOPE

Please refer to the enclosed Proxy Statement for a complete discussion of this matter.
                     IF NO SPECIFICATION IS MADE, THE PROXY
                         SHALL BE VOTED FOR THE PROPOSAL
As to any other matter, said attorneys shall vote in accordance with their best judgment.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:

                  PLEASE DETACH AT PERFORATION BEFORE MAILING.

              PLEASE VOTE BY FILLING IN THE APPROPRIATE BOX BELOW.

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                                       FOR      AGAINST      ABSTAIN

1.  To approve an Agreement and        [ ]        [ ]          [ ]
Plan of Reorganization between
Prudential Intermediate Global
Income Fund, Inc. and The
Global Total Return Fund, Inc.
providing for the transfer of all
of the assets of Prudential
Intermediate Global Income
Fund, Inc. to The Global Total
Return Fund, Inc. in exchange
solely for shares of common
stock of The Global Total
Return Fund, Inc. and the
assumption by The Global Total
Return Fund, Inc. of Prudential
Intermediate Global Income
Fund, Inc.'s liabilities, followed
by the distribution of The Global
Total Return Fund, Inc.'s shares
to shareholders of Prudential
Intermediate Global Income
Fund, Inc. in liquidation of
Prudential Intermediate Global
Income Fund, Inc.

_______, 1999

                            YOUR VOTE IS IMPORTANT -
                     PLEASE RETURN YOUR PROXY CARD PROMPTLY.

SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ANY SHAREHOLDER WHO DOES NOT EXPECT TO ATTEND THE MEETING IS URGED TO COMPLETE THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID UNNECESSARY EXPENSE, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY CARD PROMPTLY, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

INSTRUCTIONS FOR EXECUTING PROXY CARD

The following general rules for executing proxy cards may be of assistance to you and may help avoid the time and expense involved in validating your vote if you fail to execute your proxy card properly.

1. INDIVIDUAL ACCOUNTS: Your name should be signed exactly as it appears on the account registration shown on the proxy card.

2. JOINT ACCOUNTS: Both owners must sign and the signatures should conform exactly to the names shown on the account registration.

3. ALL OTHER ACCOUNTS should show the capacity of the individual signing. This can be shown either in the form of the account registration itself or by the individual executing the proxy card. For example:

             REGISTRATION                                        VALID SIGNATURE
             -------------------------------------------------------------------
A. 1.        XYZ Corporation                           John Smith, President

   2.        XYZ Corporation                           John Smith, President
             c/o John Smith, President

B. 1.        ABC Company Profit Sharing                Jane Doe, Trustee
             Plan

   2.        Jones Family Trust                        Charles Jones, Trustee

   3.        Sarah Clark, Trustee                      Sarah Clark, Trustee
             u/t/d  7/1/85

C. 1.        Thomas Wilson, Custodian                  Thomas Wilson, Custodian
             f/b/o  Jessica Wilson UTMA
                                   New Jersey